SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: June 3, 2007

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2007, NeoMedia Technologies, Inc., a Delaware corporation (“NeoMedia”), entered into an Employment Agreement (the “Agreement”) with William J. Hoffman, Jr., pursuant to which Mr. Hoffman, 45, was hired as NeoMedia’s Chief Executive Officer with an effective date of June 18, 2007. Mr. Hoffman replaces Charles W. Fritz, who has been Interim Chief Executive Officer since December 8, 2006.

Prior to joining NeoMedia, Mr. Hoffman was the CEO and co-founder of Uniqua Technologies, Inc, where he led the company to establish the first business-to-Business mobile virtual network operator (MVNO) in the United States using GSM technology. Uniqua also provides enterprise mobile commerce and data solutions to businesses. He co-founded Vectorlink Communications Corporation, a subsidiary of Uniqua, which provides licensed and unlicensed broadband and telephony services to government, business, and consumers in Texas.

Prior to this, Mr. Hoffman was President and CEO for mBlox, Inc., the world’s largest wireless transaction processing network, from 2002 to 2004. There he focused on reorganizing, restructuring, and then rapidly growing the business to over 180 countries. His responsibilities included capital structure, Board, organization, strategy, and execution of the firm’s business plan. He was instrumental in developing partnerships with more than 500 wireless operators around the globe including Vodafone®, T-Mobile®, Verizon® and Cingular®, and achieving a $75 million annual run-rate in 18 months time for the world’s largest provider of messaging infrastructure.

Before joining mBlox, Mr. Hoffman served at the pleasure of numerous large private equity firms who employed his skills to repair and rebuild substantial telephony and global wireless businesses in their portfolios. His successes include Advanced Telcom Group, Nuvox, Krone, and MobileSys, Inc. From 1997 to 2000, Mr. Hoffman served as an officer of Dobson Communications Corporation (NASDAQ: DCEL) and the president and chief operating officer of Logix Communications Enterprises, a business-to-business integrated voice and data service provider for which he led the spin off from Dobson.

Mr. Hoffman was Intermedia Communications Division Vice President-Florida from 1995 to 1997, where he grew the company's fiber-optic network and oversaw the creation of the largest competitive local phone and data service provider in Florida. From 1987 to 1995 Mr. Hoffman worked in numerous positions in sales, marketing and management at Sprint's Business Services Unit. He was a Captain in the U.S. Army in Europe working in military intelligence from 1983 to 1987. Mr. Hoffman holds a B.S. in Electrical Engineering from Auburn University.

The Agreement is attached hereto as Exhibit 10.1. On June 6, 2007, NeoMedia issued a press release with respect to Mr. Hoffman’s hiring, attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits No. Description:

Exhibit No.	Item	Location

Exhibit 10.1	Employment Contract, dated June 1, 2007, between NeoMedia and William J. Hoffman, Jr.	Provided herewith
Exhibit 10.2	Press release dated June 6, 2007	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2007	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Charles W. Fritz
	Name:	Charles W. Fritz
	Its:	Acting Chief Executive Officer